Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
Barry.Holt@isg-one.com

Investor Contact:
David Berger
203-517-3104
David.Berger@isg-one.com

INFORMATION SERVICES GROUP ANNOUNCES

SECOND QUARTER AND FIRST HALF 2013 FINANCIAL RESULTS

Record quarterly Revenues of $55.6 million, up 10% fueled by double-digit growth in Europe and Americas

Adjusted EBITDA of $6.5 million, up 22%; Adjusted EPS of $0.09 up 46%

Signs record $14 million multiyear Managed Services contract

Raises full year 2013 Revenue and EBITDA guidance

STAMFORD, Conn., August 6, 2013 — Information Services Group, Inc. (ISG) (NASDAQ: III), a leading technology insights, market intelligence and advisory services company today announced financial results for the second quarter and the first half ended June 30, 2013.

“Second quarter revenues of $55.6 million were an all-time record quarter, achieving 10% growth over the prior year, driven by double-digit growth in the Americas and more than 20% growth in Europe. This is the first quarter of double digit growth for ISG Europe in two years, so we are encouraged to be gaining traction in a still underpowered macro-environment,” said Michael Connors, Chairman and Chief Executive Officer, ISG.  “Our first half revenues of $106.2 million were also a record half performance and represent an increase of 10% versus the prior year. The record performance can be attributed to the strategic investments made in expanding and integrating a broad portfolio of products and services for clients, including recurring revenue offerings such as Managed Services, penetrating key growth areas such as the public sector in the U.S. and UK, the continuing strong performance of the Americas and Europe’s improving growth prospects. In addition, we signed our largest Managed Services contract ever, a 5-year, $14+ million deal.”

Second Quarter 2013 Results

ISG reported record quarterly revenues of $55.6 million during the second quarter of 2013, an increase of 10% in constant currency or $5.1 million (10% on a reported basis) from $50.5 million in the second quarter of 2012.   Revenues were $30.2 million in the Americas (up 11% from the same period in 2012), $19.7 million in Europe (up 21%) and $5.7 million in Asia Pacific (down 18%); growth rates in constant currency.

ISG reported operating income of $4.3 million for the second quarter of 2013.  This compares to operating income of $2.3 million in the second quarter of 2012.  Adjusted net income was $3.6 million, or $0.09 per share on a diluted basis, compared with an adjusted net income of $2.4 million, or $0.06 per share on a diluted basis in the prior year’s second quarter.  The 2013 second quarter results include a non-operating gain of $0.5 million associated with the retirement of a portion of the convertible loan notes, which was offset by a $0.4 million noncash charge associated with the early retirement of the existing term loan.  Reported fully diluted earnings per share (EPS) were $0.06 per share compared with $0.02 per share for the same prior year period in 2012.

Second quarter 2013 adjusted earnings before interest, taxes, depreciation, foreign currency translation gains/losses, gain on extinguishment of debt, amortization and non-cash stock compensation (adjusted EBITDA, a non-GAAP measure) of $6.5 million compared with $5.4 million in the second quarter 2012, an increase of 22% on a constant currency basis.  The 2013 second quarter results include a charge totaling $0.5 million for a performance-based liability tied to STA Consulting that is reasonably likely to be paid in the future.

First Half 2013 Results

ISG reported record first half 2013 revenues of $106.2 million, an increase of 10% in constant currency (10% on a reported basis) or up $9.4 million from $96.8 million in the first half of 2012.  Revenues were $59.0 million in the Americas (up 16% from the same period in 2012) and $36.2 million in Europe (up 14%) offsetting a 20% decline in Asia Pacific to $10.9 million; growth rates are in constant currency.

Operating income for the first six months of 2013 was $6.9 million, a $4.4 million increase from first half 2012 operating income of $2.5 million. ISG’s first half 2013 adjusted net income totaled $5.7 million, an increase of $2.3 million from first half 2012 adjusted net income of $3.4 million.  Diluted adjusted EPS for the first half of 2013 was $0.15 compared with $0.09 in the first half of 2012.  Reported fully diluted EPS for the first half of 2013 was $0.09, up from $0.01 in the first half of 2012.

Adjusted EBITDA for the first half of 2013 of $11.6 million compares to $8.4 million of adjusted EBITDA in the first half 2012, an increase of 37% in constant currency.

Other Financial and Operating Highlights

ISG cash and cash equivalents totaled $19.0 million at June 30, 2013, an increase of $0.8 million from March 31, 2013.  The increase in cash balances from March 2013 was principally attributable to growth in net cash flows generated from operating activities offset by a $1.0 million repurchase of stock and $650 thousand for the retirement of 18% ($1.1 million) of the convertible notes.  Total outstanding debt at June 30, 2013 was $60.1 million compared with $60.6 million at March 31, 2013.

During the quarter, ISG entered into a new five year credit agreement.  The new senior secured credit facility, arranged by Bank of America, is comprised of a $45 million term loan and a $25 million revolving credit facility. The new debt agreement extends the maturity of our term loan to May 2018 with lower principal and interest payments as compared to the prior credit facility.

Raises 2013 Full-Year Revenue and Adjusted EBITDA Guidance

“Based on our solid first half performance, an increase in recurring revenue streams and the growth trajectory in the Americas and Europe, we are raising the projections  for full year revenues to the range of $205-$212 million and adjusted EBITDA to between $21-$23 million,” said Michael Connors.

Conference Call

ISG has scheduled a Second Quarter results call at 9:00 a.m. Eastern Time, Wednesday, August 7, 2013, to discuss the Company’s financial results.  The call can be accessed by dialing 1-888-455-2260 or for international callers +001-719-325-2455.  The access code is 5322615.

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About Information Services Group, Inc.

Information Services Group (ISG) (NASDAQ: III) is a leading technology insights, market intelligence and advisory services company, serving approximately 500 clients around the world to help them achieve operational excellence. ISG supports private and public sector organizations to transform and optimize their operational environments through research, benchmarking, consulting and managed services, with a focus on information technology, business process transformation, program management services and enterprise resource planning. Clients look to ISG for unique insights and innovative solutions for leveraging technology, the deepest data source in the industry, and more than five decades of experience of global leadership in information and advisory services. Based in Stamford, Conn., the company has more than 800 employees and operates in 21 countries.

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Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) financial condition of various clients in the financial, automotive and transportation sectors which account for significant portions of ISG’s revenues and may maintain sizable accounts receivables with ISG; and (14) ability to achieve cost reductions and productivity improvements in any future value creation plans. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP).  In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and six months ended June 30, 2013 and June 30, 2012.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation, foreign currency transaction gains/losses, gain on extinguishment of debt, amortization of intangible assets resulting from acquisitions and non-cash stock compensation and impairment charges for goodwill and intangible assets) and adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, gain on extinguishment of debt and non-cash impairment charges for goodwill and intangible assets on a tax adjusted basis) and selected financial data on a constant currency basis (using foreign currency exchange rates based on an average of daily spot rates from January 1, 2012 to August 31, 2012), which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations.  These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure.  Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenues	$55,583	$50,474	$106,171	$96,756
Operating expenses
Direct costs and expenses for advisors	31,702	29,450	61,734	56,796
Selling, general and administrative	17,741	16,487	33,774	33,095
Depreciation and amortization	1,833	2,256	3,746	4,413
Operating income	4,307	2,281	6,917	2,452
Interest income	7	12	12	26
Interest expense	(721)	(958)	(1,448)	(1,711)
Gain on extinguishment of debt	79	—	79	—
Foreign currency transaction (loss) gain	(37)	87	11	7

Income before taxes	3,635	1,422	5,571	774
Income tax provision	1,196	606	2,163	530
Net income	$2,439	$816	$3,408	$244

Weighted average shares outstanding:
Basic	36,756	36,122	36,694	36,235
Diluted	38,512	37,962	38,653	37,155

Earnings per share:
Basic	$0.07	$0.02	$0.09	$0.01
Diluted	$0.06	$0.02	$0.09	$0.01

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net income	$2,439	$816	$3,408	$244
Plus:
Interest expense (net of interest income)	714	946	1,436	1,685
Income taxes	1,196	606	2,163	530
Depreciation and amortization	1,833	2,256	3,746	4,413
Gain on extinguishment of debt	(79)	—	(79)	—
Foreign currency transaction	37	(87)	(11)	(7)
Non-cash stock compensation	391	834	889	1,524
Adjusted EBITDA	$6,531	$5,371	$11,552	$8,389

Net income	$2,439	$816	$3,408	$244
Plus:
Non-cash stock compensation	391	834	889	1,524
Intangible amortization	1,437	1,787	2,952	3,575
Gain on extinguishment of debt	(79)	—	(79)	—
Foreign currency transaction	37	(87)	(11)	(7)
Tax effect (1)	(679)	(963)	(1,425)	(1,935)
Adjusted net income	$3,546	$2,387	$5,734	$3,401

Weighted average shares outstanding:
Basic	36,756	36,122	36,694	36,235
Diluted	38,512	37,962	38,653	37,155

Adjusted earnings per share:
Basic	$0.10	$0.07	$0.16	$0.09
Diluted	$0.09	$0.06	$0.15	$0.09

(1) Marginal tax rate of 38.0% applied.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	June 30, 2013	Three Months Ended	Constant currency	June 30, 2012
	June 30, 2013	impact (1)	Adjusted	June 30, 2012	impact (1)	Adjusted
Revenue	$55,583	$79	$55,662	$50,474	$150	$50,624
Operating income	$4,307	$(52)	$4,255	$2,281	$(50)	$2,231
Adjusted EBITDA	$6,531	$(52)	$6,479	$5,371	$(50)	$5,321

			Six Months Ended			Six Months Ended
	Six Months Ended	Constant currency	June 30, 2013	Six Months Ended	Constant currency	June 30, 2012
	June 30, 2013	impact (1)	Adjusted	June 30, 2012	impact (1)	Adjusted
Revenue	$106,171	$(156)	$106,015	$96,756	$(288)	$96,468
Operating income	$6,917	$(32)	$6,885	$2,452	$48	$2,500
Adjusted EBITDA	$11,552	$(32)	$11,520	$8,389	$48	$8,437

(1) Foreign currency rates based on an average FX rate from January 1, 2012  to August 31, 2012 used for constant currency translation.